Exhibit 10.6

                                    AGREEMENT

                                     PARTIES

     This  Agreement  is made on 16 April  1999 by and  between  the  following:
Radio, Computer & Telephone Corporation, a Minnesota corporation ("RC&T"); Samjin Co., Ltd., a corporation organized under the laws of the Republic of Korea ("Samjin"); CBCom, a California corporation ("CBCom"); Jade Mass, a Hong Kong corporation ("Jade Mass"); Marcus A. Krieter ("Krieter"); Pyung Kil Kim ("Kim"); Max Sun ("Sun"); and Steven Meadows ("Meadows"). These parties shall be referred to collectively as "the Settling Parties."

                                    RECITALS

A. The Settling Parties are some of the parties to the civil action styled An v. California Korea Bank, Superior Court of California, County of Orange, case number 77-72-64 ("the Action").

B. The following arc some of the pleadings on file in the Action: (1) the cross-complaint of Samjin against RC&T, Krieter, and others ("Samjin's cross-complaint"); (2) the cross-complaint of' RC&T and Krieter against Samjin, CBCom, Kim, Sun, Gene Sun, and others ("RC8iT's cross-complaint"); (3) the cross-complaint of CBCom, Jade Mass, Sun, and Gene Sun against Samjin, RC&T, Krieter, and others ("CBCom's cross-complaint"); and (4) the respective Answers filed by the Settling Parties and others to those cross-complaints. The Settling Parties enter into this Agreement with reference to the allegations in those pleadings. The disputes between the Settling Parties relate to their efforts to develop, manufacture, and sell one or more "pager" products.

C. On the terms and conditions stated below, the Settling Parties intend by this Agreement to resolve all disputes existing between them and enter into new agreement for commercial exploitation of pager products on the terms and conditions stated below. Except as expressly provided to the contrary, the Settling Parties also intend that this Agreement will resolve all claims as among them. The Action includes other claims involving some of the Settling Parties and others. The Settling Parties do not intend to resolve, compromise, or limit any of those other claims asserted in the Action but not made the express subject of this Agreement. All such other claims are expressly reserved and preserved.

D. Samjin and CBCom have entered into a separate agreement concerning development, manufacturing, and sale of pager products ("the Samjin-CBCom Agreement"). Nothing in this Agreement is intended to modify, amend, terminate, or otherwise affect the Samjin-CBCom Agreement.

E. RC&T owns certain technology and other proprietary rights regarding a computerized pager. These shall be referred to as the "RC&T Proprietary Technology" in this Agreement.


F. Part of the licenses granted below includes purchases of a pager component called the "MCU" through a "Purchasing Agent" of RC&T and Krieter, both as defined more particularly in the sections "Royalty Payment Procedures" below. For all purposes of this Agreement, the phrase "the 10K Date" means the day on

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which the Purchasing Agent receives a royalty payment which includes payment for the ten thousandth (10,000th) MCU acquired pursuant to this Agreement.

                          TECHNOLOGY LICENSE TO SAMJIN

1. RC&T and Krieter grant and license to Samjin the non-exclusive right to use all or any part of the RC&T Proprietary Technology in pager products sold throughout the world, excepting only medical-related applications, on the terms and conditions stated in this Agreement. Samjin's license includes the current project designated by Samjin as "Cyber-X" and any other pager products developed at any other time. RC&T and Krieter understand and agree the pagers subject to this license may be sold under brand or product names other than "Cyber-X," provided Samjin may not use the term "AirTrak" as to any product. The license granted to Samjin commences on 1 March 1999 and expires on the date ten (10)
years after the 10K Date unless extended by subsequent agreement. A "medical-related application" means a pager designed and intended for use in the medical community to transmit patient-care information.

2. The RC&T Proprietary Technology licensed pursuant to this Agreement is limited to that received by CBCom and Samjin as part of prior business dealings between them, RC&T, and Krieter. Nothing in this license requires RC&T or Krieter to transfer additional RC&T Proprietary Technology, documents, or information of any kind, or to cooperate with Samjin concerning any use it may choose to make of the RC&T Proprietary Technology pursuant to the license.

3. Samjin will pay a royalty to RC&T of US $2.25 per pager, in the manner described in the section "Royalty Payment Procedures" below, for any pager made or caused to be made by licensee, without regard to whether RC&T Proprietary Technology is used therein, for the 3-year royalty period commencing on the 10K Date. No royalty or other consideration shall be due as to any technology after the 3-year period expires for the duration of the licensed parties' rights under this Agreement. Each pager manufactured or caused to be manufactured by Samjin during the royalty period shall be made in full compliance with paragraphs 19 through 30 of this Agreement.

4. Samjin will pay US $40,000.00 to RC&T and Krieter within ten (10) business days after execution of this Agreement. This Agreement will not be effective, and shall be of no force or effect, without the full and timely payment provided for in this paragraph 4. Payment shall be made by wire transfer sent in the ordinary course of commercial business to the James D. White Client Trust Account, Wells Fargo Bank, Ocean Avenue Branch, 260 Ocean Avenue, Laguna Beach, California 92651, account #0372177667, bank wire ID #121000248. RC&T and Krieter will absorb the usual and customary incoming transaction costs assessed by Mr. White's bank for payment by wire transfer. Samjin will not cause any charges outside the ordinary course of commercial business to be imposed for receipt of the funds. Disbursal of the funds will be a matter between RC&T, Krieter, and their attorneys, with which Samjin shall not be concerned.

5. Samjin makes no claim to ownership of the RC&T Proprietary Technology. RC&T and Krieter make no claim to ownership of any technology developed by, owned by, or otherwise under license to Samjin, excepting only the RC&T Proprietary Technology. Except as provided above, nothing in this license provision shall be deemed to restrict: (i) the rights of RC&T and Krieter to use RC&T's Proprietary Technology in any product, including in pagers, in any market; or (ii) the rights of Samjin to develop, manufacture, and sell any pager product not


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including RC&T's Proprietary Technology in any market. Nothing in this Agreement shall be deemed to restrict the rights of Samjin to develop, manufacture, and sell any product not utilizing RC&T's Proprietary Technology, other than pagers, in any market.

6. Samjin understands and agrees that verification of royalty payments as to timeliness, accuracy, and completeness is an important consideration for RC&T and Krieter. During the 3-year royalty period: (a) Samjin will keep complete and accurate books and records with respect to the manufacture and sales of pagers subject to this license provision; and (b) it will also open and maintain a separate journal account titled "Sales of Pagers" ("the Journal Account") to record all such sales, A true and correct copy of the Journal Account for the preceding sixty (60) days shall be furnished in bard copy or in digital format with or at the same time as each royalty payment. On 10-days' notice RC&T may audit the books and records of Samjin to verify compliance with the obligations under this license. The audit may be done by such persons as RC&T designates other than Krieter or any person who has been within the last five (5) years or who is an employee of RC&T or Krieter. Samjin will cooperate fully with the audit. Because the audit may reveal proprietary information, RC&T and Krieter agree the audit may be conducted only for the purpose identified above and for no other purpose. The results of the audit, any writings furnished pursuant to the audit, and any and all work papers and other records in whatever format concerning the audit shall be maintained in confidence by the auditor, RC&T, and Krieter, and not used for any purpose other than to verify and enforce the audited party's compliance with its royalty obligations under this license provision. Any breach of the confidentiality provisions of this paragraph shall also constitute a misappropriation of Samjin's trade secrets. Each auditor and each person participating in the audit on behalf of RC&T or Krieter shall agree in writing to the confidentiality provisions of this paragraph before being allowed to begin work. The cost of the audit shall be borne by RC&T and Krieter; provided the cost of the audit shall be shifted to Samjin if the audit reveals an actual and material underpayment of royalties due under this license. An underpayment shall be "material" if it exceeds five (5) percent of royalties paid by the audited party during the preceding twelve (12) months. A copy of any audit report delivered to RC&T or Krieter shall also be delivered to the audited party. Actual underpayment of royalties due revealed by the audit shall be paid by the audited party together with ten (10) percent interest forthwith. Actual overpayment of royalties due revealed by the audit may be recouped only as offsets against future royalties due and shall not bear interest. Nothing in this license, including but not limited to the audit rights granted above, shall require Samjin to make available records other than its own business records or to permit or to facilitate inquiries directed to their customers. The audit rights of RC&T and Krieter extend only to Samjin and not to its suppliers or customers. Samjin's customer lists and supplier lists and the volume and pricing of pagers sold to Samjin's customers constitute trade secrets of Samjin. RC&T and Krieter shall not interfere with the valuable economic relationships between Samjin and its suppliers or customers.

7.    The license  and related rights granted to Samjin shall be independent of,
and  separate  and  distinct  from,   any license and related rights granted to
CBCom. A breach by CBCom, Jade Mass, Sun, Meadows, or Gene Sun, of any provision of this Agreement on their part to be performed shall not give RC&T or Krieter any right to suspend, rescind, cancel, or otherwise terminate Samjin's license and related rights, suspend any part of their performance as to Samjin, or rescind, cancel, or otherwise terminate this Agreement as to Samjin.


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8.     The  rights  and  royalties  granted  in  this license shall not be sold, assigned, hypothecated, or transferred without the prior written consent of the other parties to this license.

                           TECHNOLOGY LICENSE TO CBCOM

9. RC&T and Krieter grant and license to CBCom the non-exclusive right to use all or any part of the RC&T Proprietary Technology in pager products sold throughout the world excepting only medical-related applications, on the terms and conditions stated in this Agreement. CBCom's license includes the current project designated by Samjin as "Microtron" and any other pager products developed at any other time. RC&T and Krieter understand and agree the pagers subject to this license may be sold under brand or product names other than "Microtron," provided CBCom may not use the term "AirTrak" as to any product. The license granted to CBCom commences on 1 March 1999 and expires on the date ten years after the 10K Date unless extended by subsequent agreement. A "medical-related application" means a pager designed and intended for use in the medical community to transmit patient-care information.

10. The RC&T Proprietary Technology licensed pursuant to this Agreement is limited to that received by CBCom and Samjin as part of prior business dealings between them, RC&T, and Krieter. Nothing in this license requires RC&T or Krieter to transfer additional RC&T Proprietary Technology, documents, or information of any kind, or to cooperate with CBCom concerning any use it may choose to make of the RC&T Proprietary Technology pursuant to the license.

11. CBCom will pay a royalty to RC&T of US $2.25 per pager, in the manner described in the section Royalty Payment Procedures" below, for any pager made or caused to be made by licensee, without regard to whether RC&T Proprietary Technology is used therein, for the 3-year royalty period commencing on the 10K Date. No royalty or other consideration shall be payable as to any technology after the 3-year period expires for the duration of the licensed parties' rights under this Agreement. Each pager manufactured or caused to be manufactured by CBCom during the royalty period shall be made in full compliance with paragraphs 19 through 30 of this Agreement.

12. CBCom, Sun and Meadows make no claim to ownership of the RC&T Proprietary Technology. RC&T and Krieter make no claim to ownership of any technology developed by, owned by, or otherwise under license to CBCom, Sun, or Meadows, excepting only the RC&T Proprietary Technology. Except as provided above, nothing in this license provision shall be deemed to restrict: (i) the rights of RC&T and Krieter to use RC&T' s Proprietary Technology in any product, including in pagers, in any market; or (ii) the rights of CBCom to develop, manufacture, and sell any pager product not including RC&T's Proprietary Technology in any market. Nothing in this Agreement shall be deemed to restrict the rights of CBCom to develop, manufacture, and sell any product not utilizing RC&T's Proprietary Technology, other than pagers, in any market.

13. CBCom understands and agrees that verification of royalty payments as to timeliness, accuracy, and completeness is an important consideration for RC&T and Krieter. During the 3-year royalty period: (a) CBCom will keep complete and accurate books and records with respect to the manufacture and sales of pagers subject to this license provision; and (b) it will also open and maintain a separate journal account titled "Sales of Pagers" ("the Journal Account") to record all such sales. A true and correct copy of the Journal Account for the


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preceding  sixty (60) days shall be furnished in hard copy or in digital  format with or at the same time as each royalty payment. On 10-days' notice RC&T may audit the books and records of CBCom to verify compliance with the obligations under this license. The audit may be done by such persons as RC&T designates other than Krieter or any person who has been within the last five (5) years or who is an employee of RC&T or Krieter. CBCom will cooperate fully with the audit. Because the audit may reveal proprietary information, RC&T and Krieter agree the audit may be conducted only for the purpose identified above and for no other purpose. The results of the audit, any writings furnished pursuant to the audit, and any and all work papers and other records in whatever format concerning the audit shall be maintained in confidence by the auditor, RC&T, and Krieter, and not used for any purpose other than to verify and enforce the audited party's compliance with its royalty obligations under this license provision. Any breach of the confidentiality provisions of this paragraph shall also constitute a misappropriation of CBCom's trade secrets. Each auditor and each person participating in the audit on behalf of RC&T or Krieter shall agree in writing to the confidentiality provisions of this paragraph before being allowed to begin work. The cost of the audit shall be borne by RC&T and Krieter; provided the cost of the audit shall be shifted to CBCom if the audit reveals an actual and material underpayment of royalties due under this license. An underpayment shall be "material" if it exceeds five (5) percent of royalties paid by the audited party during the preceding twelve (12) months. A copy of any audit report delivered to RC&T or Krieter shall also be delivered to the audited party. Actual underpayment of royalties due revealed by the audit shall be paid by the audited party together with ten (10) percent interest forthwith. Actual overpayment of royalties due revealed by the audit may be recouped only as offsets against future royalties due and shall not bear interest. Nothing in this license, including but not limited to the audit rights granted above, shall require CBCom to make available records other than its own business records or to permit or to facilitate inquiries directed to their customers. The audit rights of RC&T and Krieter extend only to CBCom and not to its suppliers or customers. The identities of the suppliers or customers of CBCom and the volume and pricing of pagers sold to the customers constitute trade secrets of CBCom except as otherwise in the public domain. RC&T and Krieter shall not interfere with the valuable economic relationships between CBCom and its suppliers or customers.

14. The license and related rights granted to CBCom shall be independent of, and separate and distinct from, any license and related rights granted to Samjin. Except as to the payment due under paragraph 4, a breach by Samjin or Kim of any provision of this Agreement on their part to be performed shall not give RC&T or Krieter any right to suspend, rescind, cancel, or otherwise terminate CBCom 'S license and related rights, suspend any part of their performance as to CBCom, or rescind, cancel, or otherwise terminate this Agreement as to CBCom.

15. The rights and royalties granted in this license shall not be sold, assigned, hypothecated, or transferred without the prior written consent of the other parties to this license.

16. A third party known as "Locklear," purportedly be a Hong Kong corporation, has made claims against CBCom, Jade Mass, Sun, Gene Sun, RC&T and Krieter arising from a transaction in which RC&T purported to deliver 2,000 pagers to Locklear. Locklear claims it did not receive all 2,000 pagers despite payment in full for that number of units. This claim shall be referred to as "Locklear's


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Claim" in this paragraph.  RC&T and Krieter deny liability for Locklear's  Claim on the ground, among others, that CBCom, Jade Mass, Sun, Meadows, or Gene Sun received a certain number of pagers that should be included in the 2,000 units deliverable to Locklear. As part of its consideration for execution of this Agreement, CBCom will negotiate with Locklear, but in any event, CBCom, Jade Mass, Meadows, and Sun shall satisfy Locklear's Claim, and hold RC&T and Krieter harmless from and indemnify and defend them from and against Locklear's Claim, all at no cost or expense to RC&T and Krieter. RC&T, Krieter, and CBCom recognize that this paragraph will require CBCom to complete a negotiation with Locklear and that as such the timing of resolution of the Locklear Claim cannot be determined at this time. CBCom will commence negotiations forthwith and work to achieve a resolution in due course. The provisions of this paragraph may be kept confidential from Locklear in CBCom's sole discretion for the 70-day period after execution and delivery of this Agreement. Nothing in this provision shall be deemed to make Locklear a third party beneficiary of any rights under this Agreement. During the 70-day period after execution and delivery of this Agreement, RC&T and Krieter will not contact Locklear by any means, directly or indirectly, after execution of this Agreement, except to execute appropriate settlement documents relating to Locklear' s Claim as tendered to them by CBCom. RC&T and Krieter represent and warrant neither has been in contact with Locklear at any time during the last sixty (60) days and neither knows of any legal action or arbitration proceeding instituted on or including Locklear's Claim. Nothing in this provision extends to any other right, demand, or cause 01 action of Locklear not within "Locklear's Claim" as defined above. CBCom has no obligation to reimburse RC&T or Krieter for attorneys' fees incurred to date in connection with Locklear's Claim or for attorneys' fees that might be incurred in the future to review settlement documentation submitted for resolution of Locklear's Claim. The rights and duties arising under this paragraph concern CBCom, Jade Mass, Sun, Meadows, RC&T, and Krieter, only, and not any other Settling Party including but not limited to Samjin.

                                NAFTA TRANSACTION

17. The parties agree to negotiate in good faith regarding a proposed transaction for purchase and sale of pagers in North America. Otherwise there are no rights or duties with respect to the proposed transaction at this time.

                           ROYALTY PAYMENT PROCEDURES

18.  This  section  "Royalty  Payment  Procedures"  applies  to  any   and   all
transactions made pursuant to either the license granted to Samjin or the license granted to CBCom on which a royalty is due.

19. RC&T and Krieter believe their rights to royalty payments pursuant to the licenses granted above may best be protected by payment of the royalty as to a pager at the time a licensed party acquires a key component generally known as the micro control unit (the "MCU"). These parties insist that MCUs not be purchased directly by a licensed party from the third-party vendor, but that they instead be purchased through an intermediary, so that a licensed party may not avoid payment of a royalty by concealing purchases. All Settling Parties agree to the purchase and payment procedures described below to accommodate the requests of RC&T and Krieter,

20. (A) A "Purchasing Agent" designated jointly by RC&T, Krieter, CBCom, and Samjin shall act as the intermediary between a licensed party and the third-party vendor of the MCUs at all times from this date to the date three

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years after the 10K Date. The Purchasing  Agent:  (i) shall be the dual agent of
RC&T and Krieter and each licensed party (CBCom, Samjin, or both) consenting to and selecting that Purchasing Agent; (ii) shall be a natural person and a permanent resident of the State of California; and (iii) shall serve without compensation from any licensed party including Samjin and CBCom, but may seek compensation from RC&T, Krieter, or counsel to RC&T or Krieter. All costs and expenses of the Purchasing Agent shall be borne by the Purchasing Agent or by RC&T or Krieter; neither CBCom nor Samjin shall be responsible, directly or indirectly, for any cost or expense of the Purchasing Agent. Each Purchasing Agent shall be required to sign a copy of this Agreement agreeing to be bound by the terms of this section "Royalty Payment Procedures," the paragraph calling for arbitration, and the section "Notices", and shall be required to sign a copy of the Submission Agreement attached as Exhibit A to this Agreement, before assuming his or her position. These signed writings shall be disseminated to all parties participating in selection of the Purchasing Agent. All duties of the Purchasing Agent shall be personal as to him or her and may not be assigned or delegated.

(B) James D. White, 1085 Canyon View Drive, Laguna Beach, California, is the initial Purchasing Agent. By signing this Agreement in the space indicated, Mr. White accepts appointment and agrees to be bound by the terms and conditions of this section "Royalty Payment Procedures," the paragraph calling for arbitration, and the section "Notices." It is agreed that Mr. White may continue to represent Kyung Y. An, aka David Ahn, and S J Industries, Inc., in connection with the Action. It is also agreed that nothing in this section shall prevent Robert Lewin, Esq., from continuing to represent Kyung Y. An, aka David Ahn, S J Industries, Inc., and Global Industries Corporation in the Action.

(C) A new Purchasing Agent will be chosen on the resignation, disability, or death of the Purchasing Agent, on a default by the Purchasing Agent under paragraph 22 below, or as provided below for an uncured breach of duty by the Purchasing Agent. A new Purchasing Agent may also be selected to replace the incumbent through the unanimous written agreement of RC&T, Krieter, CBCom, and Samjin. The selection must be made within ten (10) days after notice from RC&T, Krieter, CBCom, or Samjin to the others indicating the need for a new Purchasing Agent and requesting selection. Failure of both RC&T and Krieter to participate in the selection process within the time required will constitute a waiver of their rights under this section other than the paragraph entitled "Substitute Payment Procedures." RC&T, Krieter, and Samjin may select a new Purchasing Agent as to Samjin's license with or without the consent or participation of CBCom. RC&T, Krieter, and CBCom may select a new Purchasing Agent as to CBCom's license with or without the consent or participation of Samjin. Disagreements over selection of a Purchasing Agent resulting in no incumbent shall be resolved in arbitration.

21. It shall be a duty and right of the Purchasing Agent to cooperate with a licensed party in that party's negotiations with the third-party vendor supplying MCUs. At a minimum, this requires the Purchasing Agent to provide to a licensed party, on notice and from time to time, a letter for transmittal to the third-party vendor authorizing the licensed party to conduct negotiations for MCUs on behalf of the Purchasing Agent. The Purchasing Agent shall not undertake negotiations with the third-party vendor without the knowledge and direct participation of a licensed party. A licensed party shall not undertake negotiations with the third-party vendor without the knowledge and approval of


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the Purchasing  Agent.  The licensed parties and the Purchasing Agent expect and intend that MCUs be acquired for the lowest possible price and on the best terms available from the third-party vendor; they will cooperate fully to achieve those goals. Notwithstanding this paragraph, and otherwise consistent with this Agreement, Samjin may deal with the third-party vendor directly and without the involvement of the Purchasing Agent on technical matters not related to negotiations described above. The Purchasing Agent may by Notice sent from time to time demand further assurances that Samjin's contacts under the previous sentence do not impinge on the rights of the Purchasing Agent, RC&T, or Krieter under this Agreement.


22. (A) It shall be a duty of the Purchasing Agent to accept and process Qualifying Purchase Orders for MCUs. A "Qualifying Purchase Order" means an order in writing from a licensed party to purchase a commercially reasonable quantity of MCUs accompanied by evidence of a letter of credit satisfactory to the Purchasing Agent and covering the purchase price of the MCUs ordered, all freight and shipping costs, and US $2.25 per MCU in the order as and for the royalty due to RC&T. A Qualifying Purchase Order may be transmitted to the Purchasing Agent and Michael Mazur, Esq., by facsimile; the Purchasing Agent and Mr. Mazur shall each maintain a facsimile machine at all times and advise each licensed party of the facsimile number and any change in the number. On receipt of a Qualifying Purchase Order, the Purchasing Agent shall forthwith, and in all cases within two (2) business days, place a conforming purchase order with the third-party vendor calling for delivery of the MCUs to the licensed party and confirm the order to the licensed party submitting the Qualifying Purchase Order by facsimile. Certain disputes concerning this subparagraph shall be resolved in arbitration under the terms and conditions of the Submission Agreement attached to this Agreement as Exhibit A. The Submission Agreement shall be signed and delivered concurrently with this Agreement. Disputes to be resolved under the Submission Agreement shall not be subject to paragraph 30 below the section below titled "Dispute Resolution."

(B) All dealings between the Purchasing Agent and the third-party vendor shall be in writing. Any and all discounts, rebates, or financial or other concessions of any kind granted or allowed by the third-party vendor to the Purchasing Agent shall be passed through to the licensed party submitting the Qualifying Purchase Order so that the licensed party receives the full benefit of all terms made available by the vendor.

(C) The Purchasing Agent may cause the third-party vendor to place on MCUs sold pursuant to this section an identifying code, an identifying mark, or both, known only to the vendor and the Purchasing Agent; provided such a code or mark shall only be used to assess the parties' performance under this Agreement and will not compromise or interfere in any way with the operation or functionality of the MCU. All costs and expenses associated with the code or mark shall be borne by the Purchasing Agent, RC&T, or Krieter, and shall not be passed through to or in any way made to increase the cost paid by a licensed party.

(D) Any default by the Purchasing Agent in his or her obligations under this paragraph, or any of its subparagraphs, shall be non-curable, may be waived by the licensed party in writing, but otherwise shall be grounds for immediate selection of a new Purchasing Agent as provided in paragraph 20. The Purchasing Agent shall not be in default under subparagraph (A) above with respect to a dispute to be resolved under the Submission Agreement unless the Purchasing
Agent fails to comply with an award issued under the Submission Agreement. Paragraph 30 below does not apply to defaults under this paragraph or any of its subparagraphs.



23. It shall be a duty of the Purchasing Agent to cause the royalties to be paid to RC&T from the proceeds of the letters of credit accompanying a Qualified Purchase Order at such time as the third-party vendor draws on the letters of credit as to the MCUs purchased. All such royalties shall initially be deposited into the James D. White Client Trust Account upon payment. A different initial depositary may be designated by notice signed by RC&T, Krieter, and James D. White. RC&T and Krieter agree the provision for payment in this manner shall satisfy the royalty payment obligations of the licensed parties in paragraphs 3 and 11, above, regardless of whether or how the Purchasing Agent disburses or accounts for the funds. Failure of RC&T to receive royalties otherwise payable pursuant to this paragraph shall not be a breach of this Agreement by a licensed party.

24. It shall be a duty of the Purchasing Agent to obtain from the third-party vendor all warranties agreed to in negotiations with the vendor and to cause those warranties to attach to the goods purchased pursuant to this section for delivery to a licensed party.

25. It shall be a duty of the Purchasing Agent to accept and process defective MCUs acquired pursuant to this section and use best efforts in a commercially reasonable manner to obtain a refund or credit from the third-party vendor as to all such defective goods. The Purchasing Agent shall direct the third-party vendor to pay all refunds by check or wire transfer directly to the licensed party which submitted the Qualifying Purchase Order as to such goods. Refunds paid to the Purchasing Agent despite his or her best efforts to have the refunds paid to the applicable licensed party shall immediately be paid over to the licensed party, in the manner the licensed party reasonably directs, without offset or deduction. All credits shall be made available to the licensed party which submitted the Qualifying Purchase Order as to such goods as to future Qualifying Purchase Orders, thus reducing the amount of the letter(s) of credit to the extent of the third-party vendor's credits. It shall be a further duty of the Purchasing Agent to rebate to the licensed party which submitted the Qualifying Purchase Order, without discount or deduction, the royalty paid as to such goods. The rebate will be paid as a credit on future Qualifying Purchase Orders, thus reducing the amount of the letter(s) of credit to the extent of the rebate. Otherwise the rebate will be paid in cash or cash equivalent delivered to the licensed party within ten (10) business days after notice from the licensed party.

26. It shall be a duty of the Purchasing Agent to make purchases of or otherwise acquire MCUs only through the third-party vendor and only to fill Qualified Purchase Orders submitted by a licensed party. The MCUs which are the subject of this section incorporate technology proprietary to and the trade secrets of a licensed party. RC&T and Krieter have no right to such technology in any form. RC&T and Krieter shall not acquire from the third-party vendor, directly or indirectly, any MCU which is a subject of this section and this Agreement.

27. It shall be a duty of the Purchasing Agent to so conduct his or her relations with the third-party vendor as to avoid any circumstance that might or would cause the third-party vendor to cease dealing with the Purchasing Agent or impose on the Purchasing Agent any term or condition of future dealings not agreed to in writing by the licensed parties.

28. It shall be a duty of the Purchasing Agent to keep and maintain full and accurate books and records of his or her activity in that capacity. RC&T, Krieter, CBCom, or Samjin may inspect and copy the Purchasing Agent's records at their sole expense on 10-day's notice to the Purchasing Agent. The inspection shall occur at the Purchasing Agent's regular place of business, the Purchasing Agent's residence, or such other place within Los Angeles County or Orange County as reasonably designated by the Purchasing Agent. It shall be a further duty of the Purchasing Agent to cooperate with a licensed party in its requests for documents and information from the third-party vendor, including but not limited to giving authorization for release of documents and information to the licensed party concerning transactions involving the licensed party. But nothing in this paragraph shall require the Purchasing Agent or third-party vendor to provide any information concerning any secret code or mark used in connection with MCUs as permitted above.

29. All computer software required by a licensed party to be included with the MCUs purchased pursuant to this section shall be provided by the licensed party to the third-party vendor and shall at all times remain proprietary to the licensed party. All fees required by the licensed party for incorporation of software into the MCU shall be borne by the licensed party; advance payment of or provision or such fees satisfactory to the third-party vendor shall be a condition to submission of a Qualifying Purchase Order.

30. Except as expressly provided above, the Purchasing Agent shall be in default under this section if be or she fails to perform one of the duties described above. On default, a Notice to Comply may be given to the Purchasing Agent demanding compliance with his or her duties. Failure of the Purchasing Agent to comply with the notice and demonstrate compliance to the party which served the notice within five (5) business days shall constitute a breach of this section. On breach, the party serving the notice may serve a second notice requiring the other parties bound by this section to choose a replacement Purchasing Agent. No purchases will be made during the time permitted for selection of a new Purchasing Agent. All parties subject to this section understand and agree this section shall not be used in any manner to impede the rapid flow of commerce in MCUs and that delay in acquisition of MCUs, whether through this section or otherwise, harms the interests of the licensed party.

31. This paragraph describes "Substitute Payment Procedures" applicable when the other royalty payment procedures described in this section do not apply. All royalties payable under paragraphs 3 and 11 shall be due within thirty (30) days following receipt of funds from the sale of the pager by a licensed party. Payments shall be made by check or wire transfer to the James D. White Client Trust Account. Wire transfer costs for royalty payments shall be borne by the transmitting party unless otherwise agreed. RC&T and Krieter consent to delivery of RC&T's royalty to the trust account. A different recipient of royalty payments may be designated by 10-days' notice to Samjin and CBCom executed by RC&T, Krieter, and White. Payment made to the designated recipient shall satisfy the royalty payment obligations of the licensed party regardless of how the designated recipient disburses or accounts for the funds. "Sale of a pager" for purposes of this provision does not occur despite transfer of funds when the customer returns the pager(s) for credit pursuant to the terms of the customer's purchase-sale agreement. Any royalty paid with respect to such a returned pager shall be refunded by RC&T within thirty (30) days after notice. Refunds may also be affected as offsets from future royalties due to RC&T. Nothing in this paragraph shall require payment of a royalty as to a pager made with an MCU as to which a royalty has already been paid; no royalty shall be due as to such pagers.

31A. For business relationships not relating to the purchase of MCUs as provided in this section "Royalty Payment Procedures," Samjin may deal directly with RC&T and Krieter without the involvement of the Purchasing Agent.

                                    RELEASES

32. Except for their obligations expressly created or assumed under this Agreement, the Settling Parties give the following releases as part of the consideration for their execution of this Agreement:

33. Samjin releases RC&T and Krieter from the following Claims: (i) those asserted in Samjin's cross-complaint; (ii) those for attorneys' fees and costs incurred in or related to the Action, whether paid or unpaid; (iii) those arising out of or related to the development, manufacturing, marketing, or sale of pagers or components or tools for pagers from 1 May 1996 to date; (iv) those arising out of or related to any agreement, whether written or oral, between Samjin and RC&T or Krieter made before this date; and (v) any and all other Claims. The word "Claims" means all causes of action, contract rights, debts, demands, indemnities, liabilities, obligations of any kind, and rights otherwise arising by operation of law, whether known or unknown to the releasing party, and existing as of the date of this Agreement. No relief may be had as to the released Claims whether by actual damages, award, declaratory relief, injunction, nominal damages, offset, punitive damages, or recovery in any form. This release is final and unconditional. Samjin gives this release on behalf of itself and its affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present. This release runs to and for the benefit of RC&T, Krieter, and their respective affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present; provided nothing in this release or the Agreement shall in any manner release, extend to, or compromise
(i) the Claims of any person or entity against Kyung Y. An, also known as David Ahn, or S J Industries, Inc., a California corporation, including but not limited to the claims made in Samjin's cross-complaint, or (ii) the rights of Samjin under the Samjin-CBC0m Agreement identified above.



34.   RC&T  and   Krieter   release   all   cross-defendants   named  in  RC&T's
cross-complaint from the following Claims: (i) those asserted in RC&T's cross-complaint; (ii) those for attorneys' fees and costs incurred in or related to the Action, whether paid or unpaid; (iii) those arising out of or related to the development, manufacturing, marketing, or sale of pagers or components or tools for pagers from 1 May 1996 to date; (iv) those arising out of or related to any agreement, whether written or oral, between Samjin and RC&T or Krieter made before this date; and (v) any and all other Claims. The word "Claims" means all causes of action, contract rights, debts, demands, indemnities, liabilities, obligations of any kind, and rights otherwise arising by operation of law, whether known or unknown to the releasing party, and existing as of the date of this Agreement. No relief may be had as to the released Claims whether by actual damages, award, declaratory relief, injunction, nominal damages, offset, punitive damages, or recovery in any form. This release is final and unconditional. RC&T and Krieter give this release on behalf of themselves and their respective affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present. This release runs to and for the benefit of all cross-defendants named in RC&T's cross-complaint and their respective affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present.

35. CBCom, Jade Mass, Max Sun, Gene Sun, and Meadows release the cross-defendants named in CBCom 's cross-complaint from the following Claims:
(i) those asserted in CBCom's cross-complaint; (ii) those for attorneys' fees and costs incurred in or related to the Action, whether paid or unpaid; (iii) those arising out of or related to the development, manufacturing, marketing, or sale of pagers or components or tools for pagers from 1 May 1996 to date; and
(iv) any and all other Claims, The word "Claims" means all causes of action, contract rights, debts, demands, indemnities, liabilities, obligations of any kind, and rights otherwise arising by operation of law, whether known or unknown to the releasing party, and existing as of the date of the Agreement. No relief may be bad as to the released Claims whether by actual damages, award, declaratory relief, injunction, nominal damages, offset, punitive damages, or recovery in any form. This release is final and unconditional. CBCom, Jade Mass, Max Sun, and Gene Sun give this release on behalf of themselves and their respective affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present. This release runs to and for the benefit of all cross-defendants named in CBCom' s cross-complaint and their respective affiliates, agents, assigns, attorneys, directors, employees, officers, predecessors, representatives, shareholders, successors, and transferees, all past and present; provided nothing in this release or the Agreement shall in any manner release, extend to, or compromise the rights of CBCom under the Samjin-CBCom Agreement identified above.

36. Each party giving a release understands and agrees that such release is full and final and applies to all known, unknown, and unanticipated claims. Each releasing party expressly waives all rights or benefits which that party has against each released party under the provisions of California Civil Code ss. 1542: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

                              DISCOVERY OBLIGATIONS

37. RC&T and Krieter shall complete their production of documents previously requested pursuant to the Code of Civil Procedure. RC&T and Krieter, through their attorney of record, shall also provide a letter changing the designation on all documents they produced and will produce in the future to "Confidential." No document produced by RC&T or Krieter, or to be produced by them, shall be deemed "Confidential for Counsel Only" regardless of original marking. Krieter shall make himself available for the completion of his deposition, to occur after 4/5/99, on notice to Michael Mazur, Esq., pursuant to the Code of Civil Procedure. The parties will cooperate with reasonable scheduling requests. The notice shall be the equivalent of a subpoena served on Krieter personally. Continued examination of Krieter by Samjin shall not exceed fourteen (14) hours. The sole compensation due to Krieter for this discovery shall be the third-party witness fee provided by law.

38. Samjin acknowledges the court's prior order directing P.K. Kim to appear for a deposition and the cooperation of opposing counsel regarding the scheduling of that deposition. Nothing in this Agreement affects the court's order to the extent procured by Kyung Y. An aka David Ahn. The sole compensation due to Mr. Kim for this discovery shall be the third-party witness fee provided by law.

39. Meadows shall make himself available for his deposition on notice to Richard Luskin, Esq., pursuant to the Code of Civil Procedure. The parties will cooperate with reasonable scheduling requests. The notice shall be the equivalent of a subpoena served on Meadows personally. The sole compensation due to Meadows for this discovery shall be the third-party witness fee provided by law.

40. Sun shall make himself available for an oral deposition on notice to Richard Luskin, Esq., pursuant to the Code of Civil Procedure. The parties will cooperate with reasonable scheduling requests. The notice shall be the equivalent of a subpoena served on Sun personally. The sole compensation due to Sun for this discovery shall be the third-party witness fee provided by law.

                                   DISMISSALS

41. The following Request for Dismissal forms shall be delivered to counsel for Samjin within seven business days after execution of this Agreement by all Settling Parties: (a) by Samjin, a dismissal with prejudice of Samjin's cross-complaint as to cross-defendants RC&T and Krieter, only; (b) by RC&T and Krieter, a dismissal with prejudice of RC&T's cross-complaint, with prejudice, as to all cross-defendants; (c) by CBCom, Jade Mass, Max Sun, and Gene Sun, a dismissal with prejudice of CBCom's cross-complaint as to all cross-defendants. Each such dismissal form shall be duly executed when delivered and be suitable for filing in the Action. Counsel for Samjin shall hold the forms in trust pending full and timely payment of the amount required in paragraph 4 and will then cause the forms to be filed in due course and provide conformed copies to the other counsel listed below. The forms will be returned to the transmitting parties forthwith if the payment required in paragraph 4 is not made in a full and timely manner. Each Settling Party shall bear all of his or its own attorneys' fees and costs in connection with the dismissals and the Action.

                         REPRESENTATIONS AND WARRANTIES

42. Each party and each person signing th1~ Agreement on behalf of a party represents and warrants as follows: (i) The party has full authority and the right to enter into this Agreement. The corporate officer signing on behalf of a party has full authority to sign on that party's behalf and by so signing binds the party to the terms and conditions of this Agreement without further corporate action. (ii) The party has read the Agreement carefully and understands the contents and legal effect of each provision of the agreement. The party and person signing either consulted with one or more attorneys of that party's own choosing or had a reasonable opportunity to consult with an attorney and chose not to do so in connection with the terms and conditions of this Agreement, the consideration for this Agreement, and its execution and delivery.
(iii) The party has executed the Agreement voluntarily and without duress or undue influence on the part of, or on behalf of, any other party to this Agreement or any other person or entity. (iv) No rights compromised or affected by this Agreement have been sold, assigned, or otherwise transferred by the parties executing this Agreement.

43. RC&T and Krieter further represent and warrant the following: (i) RC&T owns all of the RC&T Proprietary Technology, no part of which contains any infringing technology, free and clear of competing ownership claims; (ii) RC&T has the present right to transfer all of the RC&T Proprietary Technology licensed to CBCom and Samjin under these license provisions free and clear of the claims of any third party; (iii) nothing in the execution and performance of these license provisions shall constitute a breach or default under any other agreement; (iv) no agreement now exists which conflicts with the rights granted under these license provisions; and (v) RC&T is a corporation in good standing. RC&T and Krieter will defend CBCom and Samjin, and indemnify and hold them harmless from and against any and all losses including costs and attorneys' fees incurred from any claim against either of them that the RC&T Proprietary Technology infringes any patent, copyright, trademark, trade secret, or other intellectual property right.

                               DISPUTE RESOLUTION

44. The failure of any Settling Party to perform one of its obligations under this Agreement shall constitute a default as to that party. Any other Settling Party may then deliver a Notice of Default to the defaulting party in the manner provided by this Agreement. The Notice of Default shall contain a reasonable description of the claimed default and allow the defaulting party ten (10) business days in which to effect a cure. Failure of a defaulting party to cure an actual default described in the Notice of Default within the period allowed in this paragraph shall to that extent place the defaulting party in breach of this Agreement. Otherwise a mere default in performance of an obligation by a Settling Party under this Agreement shall not constitute a breach of this Agreement by the Settling Party. Provided: nothing in this paragraph applies to the obligations, defaults, or breaches by the Settling Parties or the Purchasing Agent under the section "Royalty Payment Procedures."

45. Any dispute arising out of or related to this Agreement or the rights granted under it shall be resolved by binding arbitration. The arbitration shall be administered by J.A.M.S./Endispute or such successor to that entity as may exist at the time of a demand. The claimant(s) may choose either Los Angeles County or Orange County as the forum, and may choose either the "Comprehensive" arbitration rules, the "Streamlined" arbitration rules, or such other rules however identified replacing those rules after execution of this Agreement. If for whatever reason a claimant is prevented from using J.A.M.S./Endispute or successor entity, arbitration shall occur pursuant to California Code of Civil Procedure ss.1281et seq. Regardless of the forum, the parties adopt and incorporate ss.1283.05 into this paragraph pursuant to ss.1283.1(b). This paragraph does not apply to disputes within the Submission Agreement attached as Exhibit A to this Agreement.

46. The prevailing party in any arbitration or civil action arising out of or related to this Agreement shall recover its reasonable attorneys' fees in addition to all other relief allowed by law or in equity; provided this paragraph applies only to the Settling Parties and third-party beneficiaries of this Agreement. The Purchasing Agent can neither claim attorneys' fees nor be liable for attorneys' fees under this paragraph. This paragraph does not apply to disputes within the Submission Agreement attached as Exhibit A to this Agreement.

                                     NOTICES

47. Except as provided in paragraph 22 and in the Submission Agreement attached as Exhibit A, any notice required or permitted by this Agreement shall be given in writing transmitted by a commercial courier service (such as Federal Express or DHL), by overnight delivery, addressed as follows:

         To RC&T or Krieter:
         Radio, Computer and Telephone Corp.
         c/o Mazur & Associates
         500 Newport Center Drive
         Suite 740
         Newport Beach, California 92660-7007


         Copy to:
         Michael D. Mazur, Esq.
         Mazur & Associates
         500 Newport Center Drive
         Suite 740
         Newport Beach, California 92660-7007

         To Samjin or P.K. Kim:
         Sam Jin Co., Ltd.
         199-6 Anyang-Dong, Manan-Gu
         Anyang-Si, Kyungi-Do, Korea

         Copy to:
         Jay A. Woollacott, Esq.
         Woollacott Jannol & Woollacott
         1875 Century Park East, Suite 1400
         Los Angeles, California 90067-2515

         To CJ3Coin. Jade Mass. Sun. or Meadows
         CBCom, Inc.
         15260 Ventura Boulevard
         Suite 1200
         Sherman Oaks, California 91403

         Copy to:
         Richard Luskin, Esq.
         24955 Pacific Coast Highway, Suite C
         Malibu, California 90265

         To the Purchasing Agent
         James D. White
         1085 Canyon View Drive
         Laguna Beach, California 92651

48. The transmitting party shall pay all costs for delivery of notice. Any such notice shall be effective on the day of delivery. Any party or person designated to receive notice may change the address(es) for receipt of notice by that party or person by sending a notice pursuant to this provision.

                                  NO ADMISSION

49. The Settling Parties enter into this Agreement in part for the purpose of resolving disputed claims asserted between and among them in the Action and to "make pagers, not war." Nothing in this Agreement or any of its terms constitutes an admission by any Settling Party that any claim asserted against that Settling Party in the Action had any merit, factual basis, or legal basis.

                                OTHER PROVISIONS

50. Contingent on the effectiveness of this Agreement, all prior agreements between and among CBCom, Jade Mass, RC&T and Krieter, and between and among Samjin, RC&T, and Krieter, are terminated effective this date, and any executory obligations under any such agreement are released pursuant to the release provisions above.

51. This Agreement may be executed in counterparts. If so, it will be construed as one agreement and will be effective upon execution by all of the parties. A facsimile signature shall be deemed an original signature for all purposes.

52. All representations and warranties contained in this Agreement shall survive the termination of this Agreement.

53, In entering into this Agreement, each party assumes the risk of any misrepresentation, concealment, or mistake. No party discovering any such misrepresentation, concealment, or mistake shall have a right to any relief including but not limited to a right to rescind or set aside this Agreement.

54. Except for the Samjin-CBCom Agreement, this Agreement contains the entire agreement and understanding concerning its subject matter and supersedes and replaces all prior and contemporaneous negotiations and agreements between the parties, whether written or oral. No amendment, modification or change to this Agreement shall be binding unless set forth in a writing duly executed by all parties to be bound or affected by such amendment, modification or change.

55. Any provision of this Agreement held to be illegal or unenforceable by a court of competent jurisdiction: (a) will be deemed amended to the extent necessary to conform to applicable law and then enforced; or (b) if it cannot be so amended without materially altering the parties' intent, it will be struck to the extent necessary to make the balance of the Agreement lawful and enforceable.

56. Each party cooperated in drafting this License Agreement. No provision of this Agreement shall be construed against any party based on any claim the party drafted the provision or caused an uncertainty as to any provision.

57. The parties agree, without further consideration, to execute and deliver any other document, and to take any other action, as may be reasonably necessary to effectuate the purposes and intent of this Agreement.

58. This Agreement shall be governed by and interpreted under the laws of the State of California.

                        EXECUTION BY THE SETTLING PARTIES

RADIO, COMPUTER & TELEPHONE CORP.
A Minnesota Corporation


By
  ---------------------------------------
         MARCUS A. KRIETER, President.

SAMJIN CO., LTD.
A Korean Corporation


By
  ----------------------------------------
         PYUNG KIL KIM, President.

CBCom, A California Corporation


By
  -----------------------------------------
                               President.


JADE MASS, A Hong Kong Corporation.


By
  ------------------------------------------
                                President.


--------------------------------------------
         MARCUS A. KRIETER




                              SUBMISSION AGREEMENT

                                     PARTIES

     This Submission Agreement is made on April 16, 1999 by Radio, Computer & Telephone Corporation, a Minnesota corporation ("RC&T"); Marcus A. Krieter, an individual ("Krieter"); Samjin Co., Ltd., a corporation organized under the laws of the Republic of Korea ("Samjin"); and CBCom, a California corporation ("CBC0m") [collectively as "the Submitting Parties"], and James D. White [the "Purchasing Agent"].

                                    RECITALS

A. The Submitting Parties are some of the parties to that certain contract titled "Agreement" made concurrently with this Submission Agreement and to be referred to for convenience as the License Agreement in this document.
This Submission Agreement constitutes Exhibit A to the License Agreement.

B. The License Agreement requires CBCom and Samjin to pay a royalty in order to manufacture pagers for a specific period of time defined in the License Agreement. One of the mechanisms for ensuring payment of the royalty Involves retention of a "Purchasing Agent" as defined more particularly in the License Agreement. James D, White was selected as the Purchasing Agent in the License Agreement.

C. The Submitting Parties and the Purchasing Agent now intend to provide for binding arbitration of limited disputes among them as provided below.

                             ARBITRATION PROCEDURES

1. The Submitting Parties and the Purchasing Agent shall commence an arbitration proceeding within fifteen (15) business days after execution of the License Agreement by all parties. The proceeding shall be commenced under the auspices of J.A.M.S./Endispute in Santa Monica, California. That proceeding will progress in due course to the selection of an arbitrator, a first alternate arbitrator, and a second alternate arbitrator. The first alternate arbitrator shall serve as the arbitrator if the arbitrator cannot act with respect to a claim within the times provided below. The second alternate arbitrator shall serve as the arbitrator if the first alternate arbitrator cannot act with respect to a claim within the times provided below. The arbitration proceeding will then remain pending but be adjourned until activated by service of a Statement of Claim as provided below.

2. Any Submitting Party or the Purchasing Agent may activate the arbitration proceeding on notice to J.A.M.S./Endispute and each other party to this Submission Agreement. The notice shall be in the form of a Notice of Claim describing in reasonable detail the factual basis of one or more claims subject to resolution pursuant to this Submission Agreement.

3. All claims shall be resolved by a single arbitrator. The hearing may be conducted by telephone in the arbitrator's sole discretion. The award shall be issued in writing and shall be effective when transmitted to each party as to the particular claim by facsimile transmission where available or otherwise when transmitted by United States mail.

4. The power of the arbitrator is limited to hearing a claim subject to arbitration and issuing an award in conformance with the restrictions provided below. Any other act or award shall be in excess of the arbitrator's power and as a result the award shall be subject being vacated or corrected in accordance with applicable law.

5. Due to the limited nature of the permissible claims and awards under this Submission Agreement, no party shall be entitled to discovery of any kind, and the arbitrator shall not have the power to issue subpoena to compel the attendance of witnesses at the hearing.

6. The parties to this Submission Agreement contemplate that there may be several claims submitted for resolution from time to time. Any party shall have the right to an award on each claim or set of claims. Issuance of an award shall not deprive the arbitrator of jurisdiction and shall not prevent issuance of other awards as to other claims within the scope of this Submission Agreement.

                                CLAIMS SUBMITTED

7. Only the claims listed below are subject to arbitration under this Submission Agreement. Any and all other claims shall be decided by arbitration as otherwise provided in the License Agreement.

8. Claim: Is a purchase order a "Qualifying Purchase Order" as defined in paragraph 22 of the License Agreement? The hearing will be held within two (2) business days after service of the Notice of Claim. The award will be issued within two (2) business days after the hearing and may not be adjourned. The arbitrator's power as to such a claim is limited to deciding whether a specific purchase order was or was not a Qualifying Purchase Order as defined in paragraph 22 of the License Agreement. The remedies allowed are limited to: (a) a declaration as to the status of the purchaser order; and (b) in the case of a Qualifying Purchase Order, directing that it be processed according to paragraph 22 of the License Agreement within one (1) business day after the award.

9. Claim: Did the Purchasing Agent fail to place a conforming purchase order with the third-party vendor, and confirm the order to the licensed party, within the time allowed by paragraph 22 of the License Agreement? The hearing will be held within two (2) business days after service of the Notice of Claim and may not be adjourned. The award will be issued within two (2) business days after the hearing. The arbitrator's power as to such a claim is limited to deciding whether the Purchasing Agent failed to place a conforming purchase order with the third-party vendor, and confirm the order to the licensed party, within the time allowed by paragraph 22 of the License Agreement. The remedies allowed are limited to: (a) a declaration that the Purchasing Agent did or did not place a conforming purchase order with the third-party vendor, and confirm the order with the licensed party, within the time allowed by paragraph 22 of the License Agreement; and (b) directing compliance with these obligations within one (1) business day after the award.

                           FAILURE TO COMPLY BREACHES
                                LICENSE AGREEMENT

10. The failure of a Submitting Party or the Purchasing Agent to comply with an award duly issued under this Submission Agreement shall be a breach of the License Agreement. It shall not be necessary for a, party to obtain court confirmation of any award issued under this Submission Agreement.

                              COSTS OF ARBITRATION

11. This Submission Agreement has been entered into in part to resolve drafting disputes among the Submitting Parties and the Purchasing Agent concerning the License Agreement. As part of that resolution, all costs of arbitration under this Submission Agreement, including but not limited to the fees of the arbitrator and all administrative fees, will be borne by RC&T, Krieter, the Purchasing Agent, or jointly by them. No such cost will be borne by or charged against Samjin or CBCom regardless of the merits or outcome of any claim resolved in arbitration. Any award contrary to this paragraph shall be in excess of the arbitrator's power and as a result the award shall be subject being vacated or corrected in accordance with applicable law.

12. Failure of RC&T, Krieter, and the Purchasing Agent to pay costs of arbitration as to a pending claim or set of claims shall not deprive the arbitrator of jurisdiction. Samjin or CBCom in that situation may, but need not, advance any and all such costs to enable the arbitration to proceed. All costs advanced may be recouped by offset against money otherwise due or to become due under the License Agreement, or, in the option of the party advancing the costs, reimbursed within ten (10) days of demand.

13. RC&T, Krieter, and the Purchasing Agent shall be in default under the section "Royalty Payment Procedures" in the License Agreement for failure to pay costs of arbitration when due as required by this section. Failure to cure such a default within three (3) business days after notice shall cause the "Substitute Payment Procedures" of paragraph 31 the License Agreement to be applicable for the balance of the royalty period under the License Agreement.

                                     NOTICES

14. Any notice required or permitted by this Submission Agreement shall be given in writing transmitted by facsimile as follows:


          To RC&T or Krieter:
          Radio, Computer and Telephone Corp.
          c/o Mazur & Associates
          500 Newport Center Drive
          Suite 740
          Newport Beach, California 92660-7007
          Facsimile:  949.718.4723

          Copy to:
          Michael D. Mazur, Esq.
          Mazur & Associates
          500 Newport Center Drive
          Suite 740
          Newport Beach, California 92660-7007
          Facsimile:  949.718.4723

         To Samjin
          Sam Jin Co., Ltd.
          199-6 Anyang-Dong, Manan-Gu
          Anyang-Si, Kyungi-Do, Korea
          Facsimile:  82.343.449.3985.

          Copy to:
          Jay A. Woollacott, Esq.
          Woollacott Jannol & Woollacott
          1875 Century Park East, Suite 1400
          Los Angeles, California 90067-25 15
          Facsimile:  310.552.7552.

          To CBCom
          CBCom, Inc.
          15260 Ventura Boulevard
          Suite 1200
          Sherman Oaks, California 91403
          Facsimile:  818.461.0811

          Copy to:
          Richard Luskin, Esq.
          24955 Pacific Coast Highway, Suite C
          Malibu, California 90265
          Facsimile:  310.456.0274.

          To the Purchasing Agent:
          James D. White, Esq.
          1085 Canyon View Drive
          Laguna Beach, California 92651
          Facsimile:  949.371.0198.

15. The transmitting party shall pay all costs for delivery of notice. Any such notice shall be effective when transmitted. Any party or person designated to receive notice may change the address(es) or facsimile number(s) for receipt of notice by that party or person by sending a notice pursuant to this provision.

                         RIGHTS AND REMEDIES CUMULATIVE

16. The rights and remedies granted under this Submission Agreement shall be cumulative to any and all other rights and remedies allowed by applicable law. Issuance of an award pursuant to this Submission Agreement shall not preclude any Submitting Party or the Purchasing Agent from obtaining other relief not available in the limited arbitration allowed under this Submission Agreement based on the same claim, incident, or conduct leading to the award. No award issued under this Submission Agreement shall be res judicata or collateral estoppel or be granted any preclusive effect.

                         REPRESENTATIONS AND WARRANTIES

17. Each party and each person signing this Submission Agreement on behalf of a party represents and warrants as follows: (I) The party has full authority and the right to enter into this Submission Agreement. The corporate officer signing on behalf of a party has full authority to sign on that party's behalf and by so signing binds the party without further corporate action. (ii) The party has read the Submission Agreement carefully and understands the contents and legal effect of each of its provisions. The party and person signing either consulted with one or more attorneys of that party's own choosing or had a reasonable opportunity to consult with an attorney and chose not to do so. (iii) The party has executed the Submission Agreement voluntarily and without duress or undue influence on the part of, or on behalf of any person or entity. These representations and warranties shall survive the termination of this Submission Agreement.

                                OTHER PROVISIONS

     18. This Submission Agreement may be executed in counterparts. If so, it will be construed as one agreement and will be effective upon execution by all of the parties. A facsimile signature shall be deemed an original signature for all purposes.

     19. Each party cooperated in drafting this Submission Agreement. No provision shall be construed against any party based on any claim the party drafted the provision or caused an uncertainty as to that provision.

     20. The parties agree, without further consideration, to execute and deliver any other document, and to take any other action, as may be reasonably necessary to effectuate the purposes and intent of this Submission Agreement.

     21. This Submission Agreement shall be governed by and interpreted under the laws of the State of California.

EXECUTION BY THE SUBMITTING PARTIES

RADIO, COMPUTER & TELEPHONE CORP.

A Minnesota Corporation

By __________________________________
MARCUS A. KRIETER, President.



MARCUS A. KRIETER
SAMJIN CO., LTD.
A Korean Corporation
By __________________________________
CBCom, A California Corporation


By __________________________________
President.
EXECUTION BY THE PURCHASING AGENT



----------------------------------
JAMES D. WHITE


----------------------------------
COUNSELS' APPROVAL AS TO FORM

WOOLLACOTT JANNOL & WOOLLACOTT
JAY A. WOOLLACOTT Attorneys for Samjin Co., Ltd.
LAW OFFICES OF JAMES D. WHITE

By__________________________________
JAMES D. WHITE
Attorneys for Marcus A. Krieter
and Radio Computer & Telephone Corp.

MAZUR & ASSOCIATES

By_______________________________
MICHAEL D. MAZUR
Attorneys for Marcus A. Krieter
and Radio Computer & Telephone Corp.


RICHARD S. LUSKIN, Attorney at Law


By________________________________
RICHARD S. LUSKIN
Attorneys for CBCom










































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